As filed with the Securities and Exchange Commission on October 19, 2004
                            Registration No. 333-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           PAR TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                                    16-1434688
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                               PAR Technology Park
                              8383 Seneca Turnpike
                           New Hartford, NY 13413-4991
                    (Address of Principal Executive Offices)
                              --------------------

          PAR Technology Corporation 1995 Stock Option Plan, as amended
                            (Full Title of the Plan)
                              --------------------

                          Gregory T. Cortese, Secretary
                               PAR Technology Park
                              8383 Seneca Turnpike
                           New Hartford, NY 13413-4991
                     (Name and Address of Agent For Service)

                                 (315) 738-0600
          (Telephone Number, Including Area Code, of Agent For Service)
                              --------------------
                                   Copies to:

                              Kathy A. Fields, Esq.
                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================


                                               Proposed Maximum      Proposed Maximum
Title of Securities to       Amount to be      Offering Price Per   Aggregate Offering        Amount of
   be Registered              Registered            Share                 Price(1)         Registration Fee
   -------------              ----------      ----------------      ------------------     ----------------

PAR Technology Corporation 1995 Stock Option Plan, as amended

Options Granted

Common Stock, $.02 par
value (2)                     94,758 shares        $ 1.8750              $177,671              $22.51
                              43,925 shares        $ 2.1500               $94,439              $11.97
                              59,000 shares        $ 2.5750              $151,925              $19.25
                              65,455 shares        $ 2.6250              $171,819              $21.77
                              84,000 shares        $ 3.0000              $252,000              $31.93
                             227,500 shares        $ 3.0625              $696,719              $88.27
                              15,300 shares        $ 3.8438               $58,810               $7.45
                                 600 shares        $ 3.9688               $ 2,381               $0.30
                                 300 shares        $ 4.4688               $ 1,341               $0.17
                               2,000 shares        $ 4.5938               $ 9,188               $1.16
                              41,600 shares        $ 4.6250              $192,400              $24.38
                              90,856 shares        $ 4.7500              $431,566              $54.68
                              60,000 shares        $ 4.8250              $289,500              $36.68
                              15,000 shares        $ 4.9950               $74,925               $9.49
                              10,000 shares        $ 5.4375              $ 54,375               $6.89
                               8,500 shares        $ 5.8900              $ 50,065               $6.34
                              65,000 shares        $ 7.8500              $510,250              $64.65
                               2,356 shares        $10.0450              $ 23,666               $3.00

Options Reserved for Grant

Common Stock, $.02 par       613,850 shares        $ 8.990            $5,518,512             $699.20
value (3)                    --------------        -------            ----------             -------


         Total:            1,500,000 shares           --               $8,761,552           $1,110.09
                           ================        ========            ==========           =========


     (1) This Registration Statement shall also cover any additional shares of Common Stock that become issuable upon exercise of options granted under the PAR Technology Corporation 1995 Stock Option Plan, as amended (the "1995 Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of PAR Technology Corporation.

     (2) Based on options to purchase 886,150 shares of PAR Technology Corporation's Common Stock granted as of October 12, 2004 under the 1995 Plan. All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

     (3) None of such shares are subject to outstanding options. The exercise price of such options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(h)(1), the price of $9.075 per share, which is the average of the high and low prices reported on the New York Stock Exchange on October 14, 2004, is set forth solely for purposes of calculating the filing fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     The documents containing the information specified in this Item 1 will be sent or given to employees, officers and directors as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. Registration Information and Employee Plan Annual Information.

     The documents containing the information specified in this Item 2 and the documents incorporated by reference into Item 3 of Part II hereof (which documents are incorporated by reference in the Section 10(a) prospectus) will be sent or given to employees, officers and directors as specified by Rule 428(b)(1) free of charge upon written or oral request to Ronald J. Casciano, Vice President, Chief Financial Officer and Treasurer, PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY 13413,
(315) 738-0600. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by PAR Technology Corporation (the "Company" or the "Registrant") with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration
Statement:

     (a) The Registrant's Annual Report on Form 10-K/A for the year ended December 31, 2003, filed with the Commission pursuant to Section 13(a) of the Exchange Act on March 30, 2004; and

     (b) The Registrant's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2004, filed with the commission pursuant to Section 13(a) of the Exchange Act on May 14, 2004.

     (c) The Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2004, filed with the Commission pursuant to Section 13(a) of the Exchange Act on August 11, 2004.

     (d) The section entitled "Description of New PAR Capital Stock" contained in Exhibit 28 to the Registrant's Registration Statement on Form 8-B, filed with the Commission pursuant to Section 12(g) of the Exchange Act on August 23, 1993.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interest of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

     Our Certificate of Incorporation, as amended, provides that we shall, to the fullest extent permitted under Delaware General Corporation Law, indemnify all of our directors, except in certain circumstances involving wrongful acts, such as (a) for any breach of the director's duty of loyalty to us or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

     In addition, our By-Laws require us to indemnify any of our directors, officers, employees or agents against all expenses and liabilities reasonably incurred by him or her in connection with any legal action in which such person is involved by reason of his or her position with us unless it is determined that he or she did not act in good faith in the reasonable belief that his or her action was in our best interest. Such indemnification shall include payment by us of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon our receipt of the undertaking of the person indemnified to repay such payment if such person shall ultimately be determined not to be entitled to such indemnification. Our By-Laws require us to maintain, and we do so maintain, an insurance policy insuring our directors and officers against liabilities.

     We have obtained director and officer liability insurance for the benefit of our directors and officers that insures our directors and officers against certain losses and insures us against certain of our obligations to indemnify such directors and officers.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

Exhibit No.                 Description of Exhibit
-----------                 ----------------------

     4.1 Certificate of Incorporation, as amended, of the Registrant (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-2 (No. 333-04077) and incorporated herein by reference)

     4.2 Certificate of Amendment to the Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-2 (No. 333-04077) and incorporated herein by reference)

     4.3 By-laws of the Registrant, as amended (filed as Exhibit 3.3 to the Company's Registration Statement on Form S-2 (No. 333-04077) and incorporated herein by reference)

     4.4 Specimen certificate for shares of the Registrant's Common Stock (filed as Exhibit 4 to the Company's Registration Statement on Form S-2 (No. 333-04077) and incorporated herein by reference)

     4.5 1995 Plan (filed as Exhibit 99 to the Company's Registration Statement on Form S-8 (No. 033-63095) and incorporated herein by reference)

     4.6  Amendment No. 1 to the 1995 Plan

     4.7  Amendment No. 2 to the 1995 Plan

     5    Opinion of Testa, Hurwitz & Thibeault, LLP

     23.1 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5)

     23.2 Consent of KPMG LLP

     23.3 Consent of PricewaterhouseCoopers LLP

     24 Power of Attorney (included as part of the signature page of this Registration Statement)

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of New Hartford, in the State of New York, on this 19th day of October, 2004

                                        PAR TECHNOLOGY CORPORATION

                                        By: /s/ John W. Sammon, Jr.
                                        ---------------------------------------
                                        John W. Sammon, Jr.
                                        Chairman of the Board and President


                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of PAR Technology Corporation, hereby severally constitute and appoint Ronald J. Casciano and Charles A. Constantino, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable PAR Technology Corporation, to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                         TITLE                       DATE
        ---------                         -----                       ----

/s/ John W. Sammon, Jr.          Chairman of the Board          October 19, 2004
---------------------------      and President
John W. Sammon, Jr.             (Principal Executive Officer)
                                 and Director

/s/ Charles A. Constantino       Executive Vice President       October 19, 2004
---------------------------      and Director
Charles A. Constantino

/s/ Ronald J. Casciano           Vice President, Chief          October 19, 2004
---------------------------      Financial Officer and
Ronald J. Casciano               Treasurer (Principal
                                 Financial and Accounting Officer)

/s/ J. Whitney Haney             Director                       October 19, 2004
---------------------------
J. Whitney Haney

/s/ Sangwhoo Ahn                 Director                       October 19, 2004
---------------------------
Sangwhoo Ahn

/s/ James A. Simms               Director                       October 19, 2004
---------------------------
James A. Simms

/s/ Kevin R. Jost                Director                       October 19, 2004
---------------------------
Kevin R. Jost

                                  EXHIBIT INDEX


Exhibit No.                 Description of Exhibit
-----------                 ----------------------

     4.1 Certificate of Incorporation, as amended, of the Registrant (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-2 (No. 333-04077) and incorporated herein by reference)

     4.2 Certificate of Amendment to the Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-2 (No. 333-04077) and incorporated herein by reference)

     4.4 By-laws of the Registrant, as amended (filed as Exhibit 3.3 to the Company's Registration Statement on Form S-2 (No. 333-04077) and incorporated herein by reference)

     4.4 Specimen certificate for shares of the Registrant's Common Stock (filed as Exhibit 4 to the Company's Registration Statement on Form S-2 (No. 333-04077) and incorporated herein by reference)

     4.5 1995 Plan (filed as Exhibit 99 to the Company's Registration Statement on Form S-8 (No. 033-63095) and incorporated herein by reference)

     4.6  Amendment No. 1 to the 1995 Plan

     4.7  Amendment No. 2 to the 1995 Plan

     5    Opinion of Testa, Hurwitz & Thibeault, LLP

     23.1 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5)

     23.2 Consent of KPMG LLP

     23.3 Consent of PricewaterhouseCoopers LLP

     24 Power of Attorney (included as part of the signature page of this Registration Statement)

                                                                     EXHIBIT 4.6

                                 AMENDMENT NO. 1
                           PAR TECHNOLOGY CORPORATION
                             1995 STOCK OPTION PLAN


PAR Technology Corporation's 1995 Stock Option Plan (the "Plan") is hereby amended as follows:

1.   Article IV of the Plan is amended and restated in its entirety as follows:

                                     STOCK
                                     -----

     "Subject to adjustment as provided in Article VII, the total number of shares of Common Stock which may be issued under the Plan upon the exercise of Options and stock appreciation rights provided pursuant to the Plan shall not exceed 1,000,000 shares. Shares of Common Stock covered by Options that expire, terminate (other than by reason of the exercise of stock appreciation rights as provided in Section 6.9), or are canceled without having been exercised shall become available for future grants under the Plan. Upon the exercise of Options, the Company may either issue unissued shares of Common Stock or transfer shares of Common Stock held in its treasury."

2.   Except as modified hereby, the Plan shall remain in full force and effect.

                                                                     EXHIBIT 4.7

                                 AMENDMENT NO. 2
                           PAR TECHNOLOGY CORPORATION
                       1995 STOCK OPTION PLAN, AS AMENDED


PAR Technology Corporation's 1995 Stock Option Plan, as amended (the "Plan") is hereby further amended as follows:

1. Article IV of the Plan is amended and restated in its entirety as follows:

                                      STOCK
                                      -----

     "Subject to adjustment as provided in Article VII, the total number of shares of Common Stock which may be issued under the Plan upon the exercise of Options and stock appreciation rights provided pursuant to the Plan shall not exceed 2,000,000 shares. Shares of Common Stock covered by Options that expire, terminate (other than by reason of the exercise of stock appreciation rights as provided in Section 6.9), or are canceled without having been exercised shall become available for future grants under the Plan. Upon the exercise of Options, the Company may either issue unissued shares of Common Stock or transfer shares of Common Stock held in its treasury."

2.   Except as modified hereby, the Plan shall remain in full force and effect.

                                                                      EXHIBIT 5


                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                Boston, MA 02110

                                                                October 19, 2004

PAR Technology Corporation
PAR Technology Park
8383 Seneca Turnpike
New Hartford, NY 13413-4991

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We are  acting  as  counsel  for PAR  Technology  Corporation,  a  Delaware corporation (the "Company"), in connection with the registration on a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the offer and sale of up to an additional 1,500,000 shares (the "Shares") of Common Stock, par value $0.02 per share, of the Company under the 1995 Stock Option Plan, as amended (the "1995 Plan").

     We have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, (a) the 1995 Plan, (b) the Certificate of Incorporation, as amended, (c) the Company's By-laws, as amended and (d) certified board and shareholder resolutions of the Company.

     We are members of the Bar of the Commonwealth of Massachusetts and are not expert in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and delivered pursuant to the terms of the 1995 Plan and the terms of any agreement relating to any of the options granted thereunder, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                            Very truly yours,

                                            /s/ Testa, Hurwitz & Thibeault, LLP
                                            -----------------------------------
                                            TESTA, HURWITZ & THIBEAULT, LLP

                                                                    EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
PAR Technology Corporation:

We consent to the use of our report dated February 20, 2004, with respect to the consolidated balance sheet of PAR Technology Corporation as of December 31, 2003 and the related consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows for the year ended December 31, 2003, and the financial statement schedule, "Valuation and Qualifying Accounts and Reserves", as of and for the year ended December 31, 2003, incorporated herein by reference.


KPMG LLP
October 12, 2004
Syracuse, New York

                                                                   EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2003 relating to the financial statements and financial statement schedule which appear in PAR Technology Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.

PRICEWATERHOUSECOOPERS LLP
Syracuse, NY
October 12, 2004